SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2011

PB CAPITAL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53768	26-0632925
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

319 Clematis Street - Suite 703

West Palm Beach, Florida 33401

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 514-9042

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 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2011, PB Capital International, Inc. (the "Registrant") entered into an agreement through which it is to acquire Green Energy TV, Inc.  The Agreement Concerning the Exchange of Securities by and among PB Capital International, Inc., Green Energy TV, Inc. ("GETV") and the Security Holders of Green Energy TV, Inc. dated July 26, 2011 (the "Agreement") is scheduled to close on or before September 30, 2011, subject to certain conditions.  Mr. Henry Fong, President,  Director and stockholder of the Registrant, is also a stockholder in GETV.  Pursuant to the terms of the Agreement, the Stockholders of GETV are to receive 80% of the post-closing shares outstanding of the Registrant in exchange for 100% of the issued and outstanding common shares of GETV.

Per the Agreement, closing of the transaction is subject to both companies completing their certified audits, gaining any necessary stockholder and board of director approvals, completion the required schedules, and certain other customary closing conditions.

Item 9.01  Financial Statements and Exhibits

   (d)  Exhibits

10.1

Agreement Concerning the Exchange of Securities by and among PB Capital International, Inc., Green Energy TV, Inc. and the Security Holders of Green Energy TV, Inc. dated July 26, 2011.  (Filed Herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PB CAPITAL INTERNATIONAL, INC.
Date: August 1, 2011	By: /s/ Henry Fong Henry Fong, President